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                     NEWLANDS OIL & GAS INC.
                  #300 - 750 West Pender Street
                     Vancouver, BC  V6C 2T7


August 18, 2000


OTCBB Symbol: NWOG

Newlands Oil & Gas Inc. ("the Company") announces that it will not be proceeding with the Travis oil and gas property located in Solano County, California. The Company is presently exploring and negotiating new business opportunities in a field other than oil & gas exploration and development.

Further, the Company announces that Allen Sewell has resigned as President, Treasurer and Director of the Company, and Graeme Sewell has been appointed interim
President.

For further information contact:
Tel: (604) 689-1180
Toll Free: 888-733-7753
newlands@idmail.com
-------------------


BY ORDER OF THE BOARD OF DIRECTORS


/s/ Graeme Sewell
-----------------
Graeme Sewell
President


This Press Release contains forward-looking statements, other than historical facts, which reflect the view of Company's management with respect to future events. Such forward-looking statements reflect the current views of the Company's management and are made on the basis of information currently available to the Company's management. Although management believes that its expectations are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements contained herein are subject to these factors and other risks, uncertainties and assumptions relating to the operations, results of operations and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contemplated by the forward-looking statements.